WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<CIK>                         1061134
<NAME>                        ICON Income Fund Eight A L.P.

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   SEP-30-1998
<CASH>                                             2,000
<SECURITIES>                                           0
<RECEIVABLES>                                          0
<ALLOWANCES>                                           0
<INVENTORY>                                            0
<CURRENT-ASSETS> *                                     0
<PP&E>                                                 0
<DEPRECIATION>                                         0
<TOTAL-ASSETS>                                     2,000
<CURRENT-LIABILITIES> **                               0
<BONDS>                                                0
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                               0
<OTHER-SE>                                         2,000
<TOTAL-LIABILITY-AND-EQUITY>                       2,000
<SALES>                                                0
<TOTAL-REVENUES>                                       0
<CGS>                                                  0
<TOTAL-COSTS>                                          0
<OTHER-EXPENSES>                                       0
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                     0
<INCOME-PRETAX>                                        0
<INCOME-TAX>                                           0
<INCOME-CONTINUING>                                    0
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                           0
<EPS-PRIMARY>                                          0
<EPS-DILUTED>                                          0

* The Partnership has an unclassified balance sheet in its financial statements due to the nature of its industry. A value of "0" was used for current assets and liabilities.

** The Partnership has an unclassified balance sheet in its financial statements due to the nature of its industry. A value of "0" was used for current assets and liabilities.



